Filed Pursuant to Rule 424(b)(5)

Registration Nos. 333-238013 & 333-252713

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 13, 2020)

$50,000,000 Shares of Common Stock and

Warrants to Purchase Shares of Common Stock

Vislink Technologies, Inc.

We are offering 18,181,820 shares of our common stock and warrants to purchase 9,090,910 shares of our common stock at an exercise price of $3.25 per share, directly to selected investors, for aggregate gross proceeds of approximately $50 million, pursuant to this prospectus supplement and the accompanying prospectus. Each share of common stock and accompanying warrant to purchase one half share of common stock is being sold at a combined offering price of $2.75. Our common stock is listed on The Nasdaq Capital Market under the symbol “VISL.” The last reported sale price of our common stock on The Nasdaq Capital Market on February 3, 2021 was $3.14 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page S-3 of this prospectus supplement, page 7 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

We have retained A.G.P./Alliance Global Partners (“A.G.P.” or the “placement agent”) to act as our placement agent in connection with this offering. A.G.P. will receive a placement agent fee of 6.0% of the gross proceeds from the sale of our common stock. We have also agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to pay the placement agent the fee set forth in the table below, which assumes that we sell all of the securities we are offering. We have also agreed to reimburse the placement agent for certain of its expenses as described under “Plan of Distribution” in this prospectus supplement.

	Per Share and Warrant	Total
Offering price	$2.75	$50,000,000
Placement agent fees (1)	$0.165	$3,000,000
Proceeds to us, before expenses	$2.585	$47,000,000

(1)	In addition, we have agreed to reimburse the placement agent for certain expenses. See “Plan of Distribution” on page S-11 of this prospectus supplement for additional information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities offered hereby is expected to take place on February 8, 2021, subject to satisfaction of certain conditions.

The date of this prospectus supplement is February 4, 2021

Sole Placement Agent

A.G.P.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement or the accompanying prospectus to “Vislink,” “VISL,” “we,” “our,” “us” or similar references are to Vislink Technologies, Inc., and its consolidated subsidiaries.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us. The second part is the accompanying prospectus, which gives more general information about the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using the SEC’s shelf registration rules.

You should read both this prospectus supplement and the accompanying prospectus together with additional information described in this prospectus supplement in the section titled “Where You Can Find Additional Information About Us.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Any statement made in this prospectus supplement, in the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The industry and market data and other statistical information contained in the documents we incorporate by reference in this prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

The information in this prospectus supplement is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of the applicable document, or that information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects or other important facts or circumstances may have changed since those dates.

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement and in the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide to you is accurate only as of the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and is not intended to be complete. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and the accompanying prospectus, our consolidated financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and in the accompanying prospectus.

Company Overview

Vislink is a global technology business specializing in the collection, delivery, and management of high quality, live video and associated data from the scene of the action to the viewing screen. For the broadcast markets, we provide solutions for the collection of live news, sports, and entertainment events. We also furnish the surveillance and defense markets with real-time video intelligence solutions using a variety of tailored transmission products. Our team also provides professional and technical services utilizing a staff of technology experts with decades of applied knowledge and real-world experience to the areas of a terrestrial microwave, satellite, fiber optic, surveillance, and wireless communications systems, to deliver a broad spectrum of customer solutions.

Live Broadcast

Vislink delivers an extensive portfolio of solutions for live news, sports, and entertainment industries. These solutions encompass the video collection, transmission, management, and distribution of content, via microwave, satellite, cellular, IP, and MESH networks. With over 50 years in operation, we have the expertise and technology portfolio to deliver fully integrated, seamless, end-to-end solutions.

Our live broadcast solutions are well known across the industry. A vast majority of all outside wireless broadcast video content is transmitted using our equipment, with more than 200,000 systems installed worldwide. We work closely with the majority of the world’s broadcasters. Our wireless cameras and ultra-compact encoders help bring many of the world’s most prestigious sporting and entertainment events to life. Recent examples include globally watched international sporting contests, award shows, racing events, and annual music and cultural events.

Military and Government

Building on our knowledge of live video delivery, we have developed high-quality solutions to meet the operational and industry challenges of the surveillance and defense markets. Our solutions are specifically designed with interagency cooperation in mind, utilizing a common international protocol, or IP, platform, and a web interface for video delivery. We provide comprehensive video, audio, and data communications solutions to the law enforcement and public safety community, including Airborne, Unmanned Systems, Maritime and Tactical Mobile Command Posts. These solutions may include airborne downlinks, terrestrial point-to-point, tactical mobile command, maritime, UAV, and personal portable products that meet the demands of field operations, command centers, and central receiving sites. Short-range and long-range solutions are available in areas that include established infrastructure as well as extremely remote areas, helping to make valuable video intelligence available regardless of location. Our public safety and surveillance solutions are deployed worldwide, including throughout the US, Europe, and the Middle East, at the local, regional, and federal levels of operation, for criminal investigation, crisis management, mobile command posts, and field operations.

Satellite Communications

Our satellite solutions are supported by more than 30 years of technical expertise. These solutions aim to ensure robust, secure communications while delivering low transmission costs for any organization that needs high quality, reliable satellite transmission. We offer turnkey solutions that begin with a state-of-the-art coding, compression, and modulation engines and end with our robust, lightweight antenna systems. Our satellite solutions focus heavily on being the smallest, lightest, and most efficient in their categories, making transportation and ease of use a key driver in the customer experience. We offer an extensive range of satellite designs that allow customers to optimize bit rate, size, weight, and total cost. Our satellite systems are used extensively across the globe, with over 2,000 systems deployed by governments, militaries, and broadcasters alike.

Corporate Offices

Our executive offices are located at 101 Bilby Rd., Suite 15, Bldg. 2, Hackettstown, NJ 07840, and our telephone number is (908) 852-3700. Our website address is www.vislink.com. Information contained in our website does not form part of this registration statement and is intended for informational purposes only.

S-1

The Offering

Common stock offered by us in this offering	18,181,820 shares of common stock.
Warrants offered by us in this offering	Warrants to purchase shares up to 9,090,910 of common stock with an exercise price of $3.25.
Offering price	$2.75 per share of common stock and accompanying warrant to purchase 0.50 of a share of our common stock.
Common stock to be outstanding immediately after this offering	45,641,049 shares (assuming the sale of all shares covered by this prospectus supplement and assuming no exercise of the warrants offered hereby).
Use of proceeds

We estimate that our net proceeds from this offering will be approximately $46.85 million after deducting estimated placement agent fees and other estimated offering expenses payable by us (assuming the sale of all shares covered by this prospectus supplement and assuming no exercise of any of the warrants offered hereby).

We intend to use the net proceeds for working capital, product development and enhancement, order fulfillment and for general corporate purposes.

Risk factors

See “Risk Factors” beginning on page S-3 and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	Our common stock is traded on the Nasdaq Capital Market under the symbol “VISL”. We do not intend to list the warrants on any securities exchange or nationally recognized trading system.

The number of shares of common stock to be outstanding immediately after this offering is based on 27,459,229 shares of common stock outstanding as of February 3, 2021. Unless otherwise indicated, the number of shares of common stock presented in this prospectus supplement excludes the shares of common stock issuable upon exercise of the warrants being offered by us in this offering and also excludes:

●	53,009 shares of our common stock reserved for issuance upon the exercise of outstanding stock options issued under our equity incentive plans at a weighted average rate of $92.01 per share.

●	609,246 shares of our common stock reserved for issuance upon the exercise of outstanding stock options issued as an inducement award to our Chief Executive Officer in January 2020 at a weighted average exercise price of $1.71 per share.

●	160,891 shares of our common stock reserved for issuance upon the exercise of outstanding stock options issued as an inducement award to our Chief Financial Officer in April 2020 at a weighted average exercise price of $0.945 per share.

●	213,610 shares of our common stock reserved for issuance upon the exercise of warrants at a weighted average exercise price of $89.60 per share.

●	368,715 shares of our common stock reserved for issuance upon the vesting of restricted stock unit awards issued to our Chief Financial Officer in December 2020.

S-2

RISK FACTORS

Investing in our securities involves significant risks. You should carefully consider the risk factors below, in the accompanying prospectus and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the periods ending March 30, 2020, June 30, 2020, and September 30, 2020, respectively, as well as all of the information contained in this prospectus supplement, in the accompanying prospectus and the other documents incorporated by reference herein or therein, before you decide to invest in our securities. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

Risks Associated with this Offering

If you purchase our shares in this offering, you may incur immediate and substantial dilution in the book value of your shares.

The price per share of our common stock, may be substantially higher than the net tangible book value per share of our common stock immediately prior to the offering. After giving effect to the sale of an aggregate of 18,181,820 shares of our common stock and the accompanying warrants to purchase 9,090,910 shares of common stock, in this offering, at a combined public offering price of $2.75 per share, and after deducting the placement agent fees and estimated offering expenses payable by, purchasers of our common stock in this offering will incur immediate dilution of $1.06 per share in the net tangible book value of the common stock they acquire. For a further description of the dilution that investors in this offering may experience, see “Dilution.”

Future sales of common stock by us could cause our stock price to decline and dilute your ownership percentage in our company.

We are restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities, for a period of 90 days, subject to certain exceptions, following the closing of the offering of securities described herein. However, after such 90 days period, we are not restricted from issuing additional shares of our common stock. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock by us in the market or the perception that such sales could occur. If we raise funds or make acquisitions by issuing additional securities in the future or the outstanding warrants or stock options to purchase our common stock are exercised, the newly-issued shares will dilute your ownership percentage in our company.

The trading volume common stock may fluctuate and cause significant price volatility to occur. In addition, the market price of our common stock after this offering may be lower than the offering price, and our stock price may be volatile.

The trading volume in our common stock may fluctuate and cause significant price variations to occur. Fluctuations in our stock price may not be correlated in a predictable way to our performance or operating results. Our stock price may fluctuate as a result of a number of events and factors such as those described elsewhere in this “Risk Factors” section, events described in this prospectus supplement and the accompanying prospectus, and other factors that are beyond our control. In addition, the stock market, in general, has historically experienced significant price and volume fluctuations. Our common stock has also been volatile, with our 52-week price range being at a low of $0.66 and a high of $8.94 per share. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock.

S-3

Management will have broad discretion with respect to the use of the proceeds from this offering and the proceeds from the offering may be insufficient to meet our ongoing capital needs.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, but are not limited to, repayment of debt, capital expenditures, clinical trial expenses, manufacturing – including equipment, salaries, and any other purposes that may be stated in any prospectus supplement. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates.

Risks Related to the Warrants

The warrants are speculative in nature.

The warrants offered hereby do not confer any rights of common stock ownership on their holders except as otherwise provided in the warrants. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $3.25. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. Furthermore, each warrant will expire five (5) years from the original issuance date. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

Holders of the warrants will have no rights as a common stockholder except as otherwise provided in the warrants until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your warrant except as otherwise provided in the warrant. Upon exercise of your warrant, you will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

There is no established market for the warrants to purchase shares of our common stock being offered in this offering.

There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

The exercise price of the warrants offered by this prospectus supplement will not be adjusted for certain dilutive events.

The exercise price of the warrants offered by this prospectus supplement are subject to adjustment for certain events, including, but not limited to, the payment of a stock dividend, stock splits, certain issuances of capital stock, options, convertible securities and other securities. However, the exercise prices will not be adjusted for dilutive issuances of securities and there may be transactions or occurrences that may adversely affect the market price of our common stock or the market value of such warrants without resulting in an adjustment of the exercise prices of such warrants.

Provisions of the warrants offered by this prospectus supplement could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our certificate of incorporation, our bylaws, certain provisions of the warrants offered by this prospectus supplement could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the warrants offered by this prospectus supplement could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

S-4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, which are often characterized by the terms “may,” “believes,” “projects,” “expects,” “plans”, “anticipates,” “plans,” “intends,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations or comparable terminology, do not reflect historical facts but instead are based on our current assumptions and predictions regarding future events, such as business and financial performance. Specific forward-looking statements contained in this prospectus supplement (including such documents incorporated by reference herein) include, but are not limited to, projections of earnings, revenue or other financial items, any statements regarding the plans and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, any statements regarding expected benefits from any transactions and any statements of assumptions underlying any of the foregoing.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement and the accompanying prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated herein and therein by reference is accurate as of its date only. Because the risk factors referred to in this prospectus supplement and the accompanying prospectus could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risk factors are discussed in “Risk Factors” beginning on page S-3 in this prospectus supplement and on page 7 of the accompanying prospectus..

Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, the accompanying prospectus and any document incorporated herein and therein by reference, and particularly our forward-looking statements, by these cautionary statements.

S-5

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities offered under this prospectus supplement, after deducting placement agent fees and commissions and estimated offering expenses payable by us will be approximately $46.85 million if we sell the maximum amount of common stock and warrants offered hereby, assuming no exercise of the warrants. If a warrant holder elects to exercise the warrants issued in this offering, we may also receive proceeds from the exercise of the warrants. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised.

We intend to use the net proceeds for working capital, product development and enhancement, order fulfillment and for general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds, if any, from this offering. Accordingly, we will retain broad discretion over the use of any such proceeds. Pending use of the net proceeds from this offering, we may invest in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

S-6

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents, equity and total capitalization as of September 30, 2020:

●	on an actual basis;
●	on a pro forma basis to reflect, since September 30, 2020, the issuance of 10,198,287 shares of its common stock and receipt of gross proceeds of approximately $18.65 million from sales of such stock to or through A.G.P., acting as sales agent, in accordance with the terms of a sales agreement dated May 5, 2020 entered into with A.G.P.; and
●	on a pro forma as adjusted basis to give effect to the sale of 18,181,820 shares of our common stock in this offering (assuming no exercise of the warrants) and the application of the estimated net proceeds as described under “Use of Proceeds.”

You should read this table together with the information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and our Annual Report on Form 10-K for the year ended December 31, 2019, including the historical financial statements and related notes included in each of those reports.

	As of September 30, 2020
	U.S. Dollars in thousands (unaudited)
	Actual	Pro Forma	Pro Forma As Adjusted
Stockholders’ equity:
Common stock, par value $0.00001 per share – authorized 100,000,000 shares; issued and outstanding 17,158,149 shares as of September 30, 2020; 27,356,436 shares issued and outstanding as of February 3, 2021; 54,629,166 on an as adjusted basis;	$-	-	-
Preferred stock, par value $0.00001 per share – authorized 10,000,000 shares, none issued	-	-	-
Additional paid-in capital	274,187	292,812	339,662
Accumulated other comprehensive income	264	264	264
Treasury stock, at cost – 2,659 shares at September 30, 2020	(277)	(277)	(277)
Accumulated deficit	(260,573)	(260,573)	(260,573)
Total stockholders’ equity	$13,601	$32,226	$79,076

Unless otherwise indicated, all information in this prospectus supplement is based on 17,158,149,shares of common stock outstanding as of September 30, 2020, assumes no exercise of the warrants issued in this offering, and excludes as of such date:

●	53,009 shares of our common stock reserved for issuance upon the exercise of outstanding stock options issued under our equity incentive plans at a weighted average rate of $92.01 per share.

●	609,246 shares of our common stock reserved for issuance upon the exercise of outstanding stock options issued as an inducement award to our Chief Executive Officer in January 2020 at a weighted average exercise price of $1.71 per share.

●	160,891 shares of our common stock reserved for issuance upon the exercise of outstanding stock options issued as an inducement award to our Chief Financial Officer in April 2020 at a weighted average exercise price of $0.945 per share.

●	213,610 shares of our common stock reserved for issuance upon the exercise of warrants at a weighted average exercise price of $89.60 per share.

S-7

DILUTION

Purchasers of securities in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock and the accompanying warrants and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of September 30, 2020 was approximately $11.4 million, or $0.67 per share of common stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding as of September 30, 2020.

Our pro forma net tangible book value as of September 30, 2020 was approximately $30.1 million, or $1.10 per share after giving effect to September 30, 2020, the issuance of 10,198,287 shares of its common stock and receipt of gross proceeds of approximately $18.65 million from sales of such stock to or through A.G.P., acting as sales agent, in accordance with the terms of a sales agreement dated May 5, 2020 entered into with A.G.P.

After giving effect to the sale by us 18,181,820 shares of common stock at the public offering price of $2.75 per share of common stock, accompanied by warrants to purchase an aggregate of 9,090,910 shares of common stock at an exercise price of $3.25 per share, and after deducting the placement agent’s fees and estimated offering expenses, our pro forma as adjusted net tangible book value as of September 30, 2020 would have been approximately $76.9 million, or $1.69 per share of common stock (assuming no exercise of the warrants). This represents an immediate increase in pro forma net tangible book value of $0.59 per share to our existing stockholders and an immediate dilution of $1.06 per share of common stock issued to the investors participating in this offering.

The following table illustrates this per share dilution:

		Amount
Public offering price per share		$2.75
Pro forma net tangible book value per share at September 30, 2020	$1.10
Increase in pro forma net tangible book value per share to the existing stockholders attributable to this offering	$0.59
Pro forma as adjusted net tangible book value per share attributable to this offering		$1.69
Dilution per share to investors participating in this offering		$1.06

Unless otherwise indicated, all information in this prospectus supplement is based on 17,158,149 shares of common stock outstanding as of September 30, 2020, assumes no exercise of the warrants issued in this offering, and excludes as of such date:

●	53,009 shares of our common stock reserved for issuance upon the exercise of outstanding stock options issued under our equity incentive plans at a weighted average rate of $92.01 per share.

●	609,246 shares of our common stock reserved for issuance upon the exercise of outstanding stock options issued as an inducement award to our Chief Executive Officer in January 2020 at a weighted average exercise price of $1.71 per share.

●	160,891 shares of our common stock reserved for issuance upon the exercise of outstanding stock options issued as an inducement award to our Chief Financial Officer in April 2020 at a weighted average exercise price of $0.945 per share.

●	213,610 shares of our common stock reserved for issuance upon the exercise of warrants at a weighted average exercise price of $89.60 per share.

S-8

DIVIDEND POLICY

We have not paid and do not plan to pay cash dividends at this time nor do we expect to do so in the foreseeable future. Our Board of Directors will decide any future payment of dividends, depending on our results of operations, financial condition, capital requirements and other relevant factors.

S-9

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $ 0.00001 par value per share, and 10,000,000 shares of preferred stock, $ 0.00001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of February 3, 2021, there were 27,849,841 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Our common stock is traded on The Nasdaq Capital Market under the symbol “VISL”. On February 3, 2021, the last reported sale price of our common stock on The Nasdaq Capital Market was $3.14 per share.

The material terms of our common stock are described under the heading “Description of Capital Stock” in the accompanying prospectus beginning on page S-1.

Warrants

The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

Form. The warrants will be issued as individual warrants to each of the investors in this offering. You should review a copy of the form of each warrant, filed as an exhibit to the Current Report on Form 8-K filed February 4, 2021 in connection with this offering, for a complete description of the terms and conditions of the warrants.

Exercisability. The warrants will be immediately exercisable upon issuance and at any time until five years thereafter, at which time any unexercised warrants will expire and cease to be exercisable.

The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available, and if a resale registration statement registering the resale of the shares of common stock underlying the warrants under the Securities Act is also not then effective or available, the holder may exercise the warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of a warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or on election of the holder, 9.99%) of the number of shares of our stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

Exercise Price. The initial exercise price per share of common stock purchasable upon exercise of the warrants is $3.25. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, the warrants have certain price protection features that are described in the securities purchase agreements to be entered into between us and the investors and this offering.

S-10

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners has agreed to act as sole placement agent in connection with this offering, subject to the terms of a placement agency agreement. The placement agent is not purchasing or selling any of the shares of our common stock offered by this prospectus supplement, but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement. The placement agent is offering the shares of common stock and warrants purchased by the investors pursuant to the securities purchase agreement at the combined offering price set forth on the cover page of this prospectus supplement. The placement agent may retain sub-agents and selected dealers in connection with this offering. The securities purchase agreement contains customary representations, warranties and covenants. We will make offers only to a limited number of institutional and accredited investors. The offering is expected to close on or about February 8, 2021, subject to customary closing conditions, without further notice to you.

The foregoing does not purport to be a complete statement of the terms and conditions of the securities purchase agreement. A copy of the form of securities purchase agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC February 4, 20201 and incorporated by reference into the registration statement on Form S-3 (SEC File No. 333-238013) of which this prospectus supplement forms a part. See “Where You Can Find Additional Information About Us” on page S-13.

Fees and Expenses

We have agreed to pay the placement agent a fee equal to 6.0% of the aggregate purchase price of the securities sold in this Offering.

The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus.

	Per Share and Warrant	Total
Offering price	$2.75	$50,000,000
Placement agent fees	$0.165	$3,000,000
Proceeds to us, before expenses	$2.585	$47,000,000

In addition, we have agreed to reimburse the placement agent’s expenses up to $50,000 upon closing the offering.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as a principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

S-11

Indemnification

We have agreed to indemnify the placement agent and other specified persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Other Relationships

The placement agent or its affiliates may in the future engage in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which it would receive customary fees and expenses. In addition, in the ordinary course of its business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The placement agent currently serves as out sales agent for our at-the-market offering of our common stock. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

A.G.P. / Alliance Global Partners has acted as sales agent in accordance with the terms and conditions of a sales agent agreement dated May 5, 2020 and has received compensation equal to 3% of the gross proceeds of shares sold under the sales agent agreement. to date, we received gross proceeds of approximately $26.6 million pursuant to such sales. A.G.P./ Alliance Global Partners acted as sole book-running managers in our follow-on underwritten offering that closed on February 14, 2020 for 12,445,000 shares of common stock, 12,445,000 warrants to purchase 9,333,750 shares of common stock, and 14,827,200 pre-funded warrants, with each such pre-funded warrant exercisable for one share of common stock, together with 14,827,200 warrants to purchase 11,120,400 shares of common stock, which resulted in gross proceeds of approximately $6 million.

Trading Market

Our shares of common stock are traded on the Nasdaq Capital Market under the symbol VISL. The transfer agent and registrar for our common stock is Computershare Investor Services, Inc.

There is no established trading market for the warrants offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

Lock-Up Agreements

We have agreed, subject to certain exceptions, not to (i) sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock or (ii) file registration statements (other than registration statements on Form S-8) during a period ending 90 days after the closing of the offering. Our directors and officers have also agreed, subject to certain customary exceptions, not to sell or transfer any shares of our common stock or securities convertible into or exchangeable or exercisable for our shares of common stock for a period of 90 days after the closing of the offering.

Variable Rate Transactions

We have agreed that until such time as the earliest of the time that (i) no purchaser in this offering owns any shares of our common stock offered herein or (ii) the warrants offered herein have expired, we will not enter into any Variable Rate Transaction (as such term is defined in the securities purchase agreement relating to this offering).

S-12

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement and legal matters relating to applicable laws will be passed upon for us by Dentons US LLP. The placement agent is being represented in connection with this offering by Gracin & Marlow, LLP.

EXPERTS

The consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the effectiveness of our internal controls over financial reporting as of December 31, 2019, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus supplement. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to Corporate Secretary, 101 Bilby Road, Suite 15, Building 2 Hackettstown, NJ 07840 or by visiting our website at www.vislink.com.

We file or furnish annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed or furnished by us with the SEC, at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Vislink. The address of the SEC website is www.sec.gov.

We maintain a website at www.vislink.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC:

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the year ended December 31, 2019 (other than information furnished rather than filed), filed with the SEC on April 1, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 30, 2020, as amended (other than information furnished rather than filed), filed with the SEC on May 27, 2020 and amended June 18, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 (other than information furnished rather than filed), filed with the SEC on August 14, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 (other than information furnished rather than filed), filed with the SEC on November 12, 2020; and

●	our Current Reports on Form 8-K, filed with the SEC on January 17, 2020, January 24, 2020, January 28, 2020, February 12, 2020, February 14, 2020, February 19, 2020, February 27, 2020, February 28, 2020, March 5, 2020, March 31, 2020, April 23, 2020, May 1, 2020, May 5, 2020, May 15, 2021, July 2, 2020, August 5, 2020, November 13, 2020, January 7, 2021, and February 4, 2021 (other than portions of those documents not deemed to be filed).

We also incorporate by reference into this prospectus supplement and accompanying prospectus all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: until all of the securities to which this prospectus supplement and the accompanying prospectus relates have been sold or the offering is otherwise terminated. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-13

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

Vislink Technologies, Inc. (the “Company”, “we”, “us” or “our”) may offer and sell, from time to time in one or more offerings, any combination of our common stock, par value $0.00001 per share (the “Common Stock”), preferred stock, par value $0.00001 per share (“Preferred Stock”), warrants, or units having an aggregate initial offering price not exceeding $100,000,000. Our shares of Preferred Stock, warrants, and units may be convertible or exercisable or exchangeable for Common Stock or Preferred Stock or other of our securities and have not been approved for listing on any market or exchange, and we have not made any application for such listing.

Each time we sell a particular class or series of our securities, we will provide specific terms of such securities offered in a supplement to this prospectus. Such prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our Common Stock is presently listed on The Nasdaq Capital Market under the symbol “VISL”. On April 30, 2020, the last reported sale price of our Common Stock was $0.34. Each prospectus supplement will indicate if our securities offered thereby will be listed on any securities exchange.

As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $29,950,416.06, based on 88,239,062 shares of outstanding common stock, of which 149,603 shares are held by affiliates, and a per share price of $0.34, which represents the closing sale price of our common stock on April 30, 2020,  which is the highest closing sale price of our common stock on the Nasdaq Capital Market within the prior 60 days. As of the date of this prospectus, we have not offered or sold any common stock pursuant to General Instruction I.B.6 to Form S-3 during the 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000.

Our securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any of our securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds that we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 7 of this prospectus and in the applicable prospectus supplement, and in the risks discussed in the documents incorporated by reference in this prospectus and in the applicable prospectus supplement, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated May 13, 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate initial offering price of $100,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time that we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities that we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read both this prospectus, including the section titled “Risk Factors,” and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information that we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

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OUR BUSINESS

Except where the context otherwise requires, the terms, “we,” “us,” “our” or “the Company,” refer to the business of Vislink Technologies, Inc., a Delaware corporation and its wholly-owned subsidiaries.

Overview

The overarching strategy of Vislink Technologies, Inc. (the “Company”) is to design, develop and deliver advanced wireless communications solutions that provide customers in its target markets with enhanced levels of reliability, mobility, performance and efficiency in their business operations and missions. Prior to April 2019, the Company’s business lines included the brands and sub-brands of Integrated Microwave Technologies, LLC (“IMT”) and Vislink Communication Systems (“Vislink” or “VCS”). There was considerable brand interaction, owing to complementary market focus, compatible product and technology development roadmaps, and solution integration opportunities. During the process of merging the respective product and support offerings across the brands, which began in 2017, the legacy brand names were maintained in markets where strong traditional identification of them existed.

Effective February 11, 2019, xG Technology, Inc. changed the name of its corporate entity to Vislink Technologies, Inc. On April 2, 2019, the Company announced the official global repositioning of its brands to the worldwide market. As part of this rebranding initiative, the Company united its individual product brands under the single Vislink brand entity. The rebranding also included an updated visual identity with respect to logos, tag lines, and other graphical elements, and a completely redesigned website. The Company also redefined its product offerings around three key vertical markets: Live Production, Military/Government (“Mil/Gov”) and Satellite solutions (“Satellite”).

Technology Overview

Vislink manufactures and sells microwave communications equipment utilizing Coded Orthogonal Frequency Division Multiplexing (“COFDM”) technology. COFDM is a transmission technique that combines encoding technology with Orthogonal Frequency Division Multiplexing (“OFDM”) modulation to provide the low latency and high image clarity required for real-time live broadcasting video transmissions. Vislink has extensive experience in ultra-compact COFDM wireless technology, which has allowed the Company to develop integrated solutions that deliver reliable video footage captured from both aerial and ground-based sources to fixed and mobile receiver locations. Over the years, Vislink has also been involved in the development of a number of broadcast microwave innovations, including digital transmission techniques for use over conventional analog links, compact wireless camera systems, lightweight carbon fiber portable satellite systems, software-defined portable MPEG-2/MPEG-4 (H.264) systems and one of the first wireless 4K ultra high definition camera systems.

Live Production Market

In the Live Production market, Vislink provides communication links for the wireless capture, delivery, and management of secure, high-quality video from live sports, entertainment, and broadcast news events.

Key segments within the live sports and entertainment sector are sports production, sports venue entertainment systems, movie director video assist, e-sports and the non-professional user segment. Customers within this market are major domestic and international professional sports teams, associations and organizations, movie production companies, live video production service providers, system integrators and a growing segment of drone and unoccupied ground vehicle providers. For this sector, Vislink provides a range of premium, mid-market and embedded wireless camera systems that include receivers, transmitters, amplifiers, and other components and accessories.

Customers within the broadcast news sector include blue-chip, tier-1 major network television stations, both domestic and international over-the-air broadcasters, multi-channel broadcasters, network owners and station groups and cable and satellite news providers. For this sector, Vislink designs, develop, and markets solutions to support electronic newsgathering activities from news helicopters and ground-based news vehicles, camera operations, central receive sites, remote onsite and studio newscasts and live television events. These solutions include premium digital broadcast microwave video systems, wireless camera systems, portable microwave systems, and fixed point-to-point systems.

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Mil/Gov Market

The Mil/Gov market consists of key segments that include state, local and federal law enforcement agencies, branches of domestic armed forces, an international defense and government agencies and system integrators who serve these markets. Customers within this market include state police forces, sheriff’s departments, fire departments, first responders, the Department of Justice, the Department of Homeland Security and the U.S. Army. The solutions Vislink provides to this market are secure video communications and mission-critical wireless video solutions for applications, including occupied and unoccupied aerial and ground systems, mobile and handheld receive systems and transmitters for concealed video surveillance.

Satellite Market

In the Satellite market, Vislink is a leading global provider of satellite communication services, with solutions designed for use in both fixed installations and small, rapidly deployable configurations. Vislink has been supplying satellite communications solutions for over 30 years, and currently has several thousand terminals in use worldwide. Clients for these solutions include organizations in broadcast & media, law enforcement, and defense sectors. The solutions that Vislink provides to these sectors are designed to provide immediate, reliable, and secure video communications under challenging environments and conditions, particularly in situations where prepositioned infrastructure is unreliable or unavailable. The product range developed for this market features man-portable satellite communication units, flyaway terminals, vehicle-mounted systems and related modules that enhance performance and optimize bandwidth.

Our Strategy

With our cost reduction initiatives completed in 2019, the plan going forward is to grow the business in the Live Production, Mil/Gov and Satellite sectors. These industries allow us to offer a broad array of end-to-end, high-reliability, high-data-rate, long-range wireless video transmission solutions. Our solutions are being used for applications in growing market segments, including in-game sports video mobile feeds, real-time capture and display of footage from drones and other aerial platforms, and rapid-response electronic newsgathering operations.

The key sector strategies are to expand the various markets for existing miniature wireless video products, which include the educational sector, videographers, and video service providers; introduce complete end-to-end intellectual property technology into traditional broadcast and media markets; provide complete end-to-end solutions for the video surveillance market, and provide turnkey satellite communications solutions to address the need for communications in challenging environments.

The successful integration of the IMT and Vislink product lines, and subsequent rebranding of them as a single entity, has allowed the Company to leverage the traditional strengths of each brand. We are now able to offer an expanded suite of products and services in the worldwide markets in which we operate. Integrating the IMT and Vislink product lines has enabled the Company to take advantage of the limited overlap that previously existed in product offerings, sales channels and market coverage between the two brands. For example, there was a substantial Vislink client base in international markets where IMT products had a limited presence. Also, the IMT product portfolio, which was strong among U.S. federal law enforcement and high-end sports broadcasting customers, has been augmented with additional solutions based on enhanced product configurations. Finally, Vislink has traditionally focused on licensed spectrum solutions where IMT has pioneered the use of non-licensed spectrum for many applications. Combining our shared spectrum and interference mitigation intellectual property with the expanded product lineup may provide an opening into new customer bases that currently do not have access to licensed spectrum.

Company Information

Effective February 11, 2019, xG Technology, Inc. changed its name to Vislink Technologies, Inc. Our executive offices are located at 101 Bilby Rd., Suite 15, Bldg. 2, Hackettstown, NJ 07840, and our telephone number is (908) 852-3700. Our website address is www.vislink.com. Information contained in our website does not form part of this registration statement and is intended for informational purposes only.

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Risks Associated with Our Business and this Offering

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary.

These risks include, but are not limited to:

●	we have a history of operating losses and we may continue to realize net losses for at least the next 12 months;
●	we may not be able to continue as a going concern and may not be able to operate in the future;
●	our business depends upon our ability to generate sustained sales of our products and technology;
●	our business depends on our ability to continually develop and commercialize new products and technologies and penetrate new markets;
●	we need to obtain or maintain patents or other appropriate protection for the intellectual property utilized in our technologies;
●	our industry is highly competitive and we may not be able to compete with companies with larger resources than we have;
●	we may require additional capital to develop new products;
●	new regulations or standards or changes in existing regulations or standards related to our products may result in unanticipated costs or liabilities;
●	we may fail to meet publicly announced financial guidance or other expectations about our business;
●	our inability to continue to comply with the continued listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”); and
●	the effects of outbreaks of pandemic or contagious diseases, including the length and severity of the recent worldwide outbreak of COVID-19, including its impact on our business.

Recent Developments

Appointment of New Executives

On January 15, 2020, our board of directors (“Board”) appointed Carleton M. Miller to the roles of Chief Executive Officer of the Company and a member of the Board, effective January 15, 2020. As part of the Mr. Miller’s employment agreement, he will receive an inducement award of a time-based option to purchase 2,155,481 shares of Common Stock. Additionally, he will receive an inducement award of a performance-based option to purchase 1,500,000 shares of Common Stock under Nasdaq Listing Rule 5653(c)(4) outside of our existing equity compensation plans (the “Performance-Based Option”).

On February 27, 2020, we entered into an employment agreement with Michael Bond in connection with his contemplated employment as Chief Financial Officer of the Company, effective as of April 1, 2020 (the “Bond Employment Agreement”). Pursuant to the Bond Employment Agreement, Mr. Bond will receive an annual base salary of $250,000 per year, and an annual cash bonus in accordance with the terms of any annual cash bonus incentive plan maintained for our key executive officers. The Bond Employment Agreement also provides that on April 1, 2020 Mr. Bond will receive an award of stock options to purchase a quantity of shares equal to one percent of our fully diluted outstanding shares of Common Stock as of April 1, 2020 under Nasdaq Listing Rule 5635(c)(4) outside of the Company’s existing equity compensation plans.

February 2020 Public Offering

On February 14, 2020, we closed on an underwriting public offering for 12,445,000 shares of Common Stock, 12,445,000 warrants to purchase 9,333,750 shares of Common Stock, and 14,827,200 pre-funded warrants, with each such pre-funded warrant exercisable for one share of Common Stock, together with 14,827,200 warrants to purchase 11,120,400 shares of Common Stock (the “February 2020 Offering”). We received gross proceeds of approximately $6 million, less offering costs of $560,000, for net proceeds of $5,438,000. We have earmarked the use of the net proceeds from the February 2020 Offering for working capital and general corporate purposes.

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Departure of Former Executive(s)

Payne Separation Agreement

On February 24, 2020, John Payne agreed to step down from his role as President and Chief Operating Officer of IMT and concluded his employment with us on March 19, 2020. We entered into a separation agreement with Mr. Payne in connection with the conclusion of his employment (the “Payne Separation Agreement”), which provided that Mr. Payne is entitled to receive severance in the form of six (6) months of salary continuation for an aggregate amount of $175,000. In connection with the foregoing, the Board appointed Carleton M. Miller, our Chief Executive Officer, to the additional position of President, effective upon Mr. Payne’s departure on March 19, 2020.

Branton Separation Agreement

On March 31, 2020, Roger G. Branton concluded his employment as our Chief Financial Officer and Treasurer. We entered into a separation agreement with Mr. Branton in connection with the conclusion of his employment (the “Branton Separation Agreement”), which provides that Mr. Branton is entitled to receive severance pay in the form of salary continuation for 12 months for an aggregate amount of $300,000.

Amended Related Party Agreement

Effective February 25, 2020, an amendment to a related party agreement between us and MB Merchant Group, LLC (“MBMG”) was executed into a letter agreement (the “MBMG Agreement”), pursuant to which we and MBMG agreed to amend and restate certain service agreements previously entered into with MBMG as well as its predecessor entity (the “MBMG Agreements”). Pursuant to the MBMG Agreement, MBMG has agreed to provide only the following services to us: (i) to conduct merger and acquisition searches, negotiating and structuring deal terms and other related services in connection with closing suitable acquisitions for us, and (ii) to seek and secure financing for us, except in those regions in which we had previously appointed a business representative to exclusively seek such opportunities, and subject in each case to prior approval by our Chief Executive Officer on a case-by-case basis (collectively, the “MBMG Services”). Pursuant to the MBMG Agreement, MBMG will no longer provide strategic planning and financial structuring services or technical consulting services, review patent applications or provide consulting services with respect to certain legal matters.

Pursuant to the MBMG Agreement, in consideration for the MBMG Services, we agreed to compensate MBMG through payment of: (i) an acquisition fee equal to (A) the greater of $250,000 or 6% of the total acquisition price for deals in which the total consideration paid by us is less than $50 million; (B) $3,000,000 plus 4% of the consideration paid by us in excess of $50 million for deals in which the total consideration paid by us is between $50 million and $100 million; (C) $5,000,000 plus 2% of the consideration paid by us in excess of $100 million for deals in which the total consideration paid by us is between $100 million and $400 million; or (D) $10,200,000 plus 1.1% of the consideration paid by us in excess of $400 million for deals in which the total consideration paid by us exceeds $400 million; (ii) a success-based due diligence fee of $250,000 on successfully closed deals, (iii) a waivable success-based finance fee of 2% of the acquisition price and (iv) an incentive fee of 5% of an external advisor’s higher valuation of an acquisition, with such fees subject to a customary 12-month tail period in the event of termination of the MBMG Agreement. The MBMG Agreement further provides that (x) MBMG shall have the option to convert up to 50% of all such fees into Common Stock so long as a receivable remains outstanding, convertible at a fixed price of 110% of the lower of the price of such shares on the day of closing or such price in connection with any acquisition financing, as applicable; (y) we will no longer compensate MBMG through, among other discontinued fees, a $50,000 monthly consulting fee that would have been due pursuant to the MBMG Agreements and (z) in full satisfaction of specified claims arising out of the MBMG Agreements, we shall pay MBMG $420,000, with $200,000 to be paid within three days of the execution of the MBMG Agreement and $220,000 to be paid within 30 days of such execution.

MBMG is an affiliate of Richard L. Mooers, a member of our Board, and Roger G. Branton, a member of our Board and our former Chief Financial Officer.

Entry into a Material Definitive Agreement

On April 10, 2020, IMT was granted a loan (the “Loan”) from Texas Security Bank in the aggregate amount of $1,167,700, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020.

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The Loan, which is in the form of a promissory note dated April 5, 2020 issued by the Borrower, matures on April 5, 2022 and bears interest at a rate of 1.00% per annum, payable monthly commencing on October 5, 2020. The Note may be prepaid by the Borrower at any time prior to maturity with no prepayment penalties. We intend to use the Loan amount for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations. Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act.

Nasdaq Notifications

As previously disclosed in our Current Report on Form 8-K, filed with SEC on September 27, 2019, we received written notice from the staff of the Listing Qualifications Department of Nasdaq (the “Staff”) on September 26, 2019 indicating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price for the Common Stock had closed below $1.00 per share for the previous 30 consecutive business days (the “Minimum Bid Price Requirement”). Further, as previously disclosed in our Current Report on Form 8-K, filed with the SEC on March 31, 2020, we received notice from Nasdaq on March 25, 2020 indicating that, while we had not regained compliance with the Minimum Bid Price Requirement, the Staff had determined that we were eligible for an additional 180-day period, or until September 21, 2020, to regain compliance.

As previously disclosed in our Current Report on Form 8-K, filed with SEC on April 23, 2020, we received notice from Nasdaq on April 17, 2020 that the 180-day grace period to regain compliance with the Minimum Bid Price Requirement under applicable Nasdaq rules has been extended due to the global market impact caused by COVID-19. More specifically, Nasdaq has stated that the compliance periods for any company previously notified about non-compliance will be suspended effective April 16, 2020 through June 30, 2020. On July 1, 2020, companies would receive the balance of any pending compliance period exception to come back into compliance with the applicable Minimum Bid Price Requirement. As a result of this extension, we now have until December 7, 2020 to regain compliance with the Minimum Bid Price Requirement.

As previously disclosed in our Current Report on Form 8-K, filed with SEC on March 5, 2020, we received a letter from the Staff on March 4, 2020 notifying us that the Staff has determined that we did not comply with Nasdaq Listing Rule 5635(d) because the February 2020 Offering did not meet the Nasdaq definition of a public offering under Nasdaq Listing Rule IM-5635-3. The Staff’s determination was based on (i) the extent of the offering’s distribution, (ii) the existence of a prior relationship between us and the investors in such offering, and (iii) the significant discount to the minimum price, as defined in Nasdaq rules. On March 18, 2020, we submitted a plan to regain compliance with Nasdaq Listing Rule 5635. On April 30, 2020, we received another letter from the Staff notifying us that the Staff has determined not to delist our Common Stock for such non-compliance and that the Staff has closed this matter by issuing us a letter of reprimand in accordance with Nasdaq Listing Rule 5810(c)(4).

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, together with all of the other information contained or incorporated by reference into this prospectus and in any prospectus supplement or free writing prospectus or in the documents incorporated by reference herein and therein before deciding to invest in such securities. If any of the following risks, or any risk described elsewhere in this and in any prospectus supplement or free writing prospectus or in the documents incorporated by reference herein and therein, occurs, our business, business prospects, financial condition, results of operations or cash flows could be materially adversely affected. In any such case, the trading price of our Common Stock could decline, and you could lose all or part of your investment. The risks described below and in any prospectus supplement or free writing prospectus and in the documents incorporated by reference herein and therein are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial may also adversely affect us. This prospectus also contains forward-looking statements, estimates and projections that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements because of specific factors, including the risks described below and in the documents incorporated by reference herein.

You should carefully consider the following risk factors in evaluating our business and us. The factors listed below and in the prospectus and in any prospectus supplement or free writing prospectus represent certain important factors that we believe could cause our business results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. You should also consider the other information included in our most recent Annual Report on Form 10-K (the “Form 10-K”) and subsequent quarterly reports filed with the SEC, which are incorporated herein by reference into this registration statement, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.

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Risks Related to the Company and Our Business

We have included in our financial statements disclosure regarding our liquidity and financial condition as a result of our recurring operating losses and cash used from operations.

As reflected in the condensed consolidated financial statements, we had working capital and an accumulated deficit of approximately $3.6 million and approximately $252.6 million, respectively, at December 31, 2019. In addition, we had a loss from operations of approximately $17.2 million and cash used in operating activities of approximately $8.4 million for the year ended December 31, 2019.

Our consolidated financial statements are prepared assuming we can continue as a going concern, which contemplates continuity of operations through realization of assets, and the settling of liabilities in the normal course of business. The Company completed a cost reduction plan announced in April 2018 that resulted in approximately $9.9 million in annual savings. Savings were realized through immediate cost reductions by eliminating certain personnel costs, associated benefits and reduction in other expenses. Specifically, the Company eliminated 83 full-time and contracted positions from the business, with salary and benefits savings totaling $8.9 million. The Company also removed $996,000 in annual non-labor costs from the business. The Company also completed an additional $1.3 million in savings related to facilities consolidation. This includes consolidating the two sites in Colchester, U.K. into one, which was completed in April 2019, and the expected savings are approximately $0.5 million through June 2020. The Company also successfully completed a sublease related to its Billerica facility with expected savings of $0.6 million through May 31, 2021. As part of its cost cutting measures, the Company also vacated office and warehouse in Sunrise, Florida when the lease expired on May 13, 2019 for total annual savings of approximately $0.2 million.

On July 11, 2019, we closed an underwritten public offering (the “July 2019 Offering”) for 1,550,000 shares of Common Stock, warrants to purchase 6,000,000 shares of Common Stock and, pre-funded warrants to purchase 4,450,000 shares of Common Stock in place of Common Stock. We received gross proceeds of $11,995,550 from the offering, before deducting underwriting-related fees and other offering expenses payable by us. We used a portion of the net proceeds from the equity financing to satisfy outstanding principal and accrued interest due on then-outstanding convertible promissory notes and the balance of the proceeds raised in such offering for working capital for daily operating expenditures.

On November 27, 2019, we raised additional capital in an underwritten public offering in which we sold 3,201,200 shares of Common Stock, pre-funded warrants exercisable for 11,893,100 shares of Common Stock and warrants to purchase up to an aggregate of 11,320,725 shares of Common Stock. We received gross proceeds of $3,988,096.40 from the offering, before deducting underwriting-related fees and other offering expenses payable by us. We have used the proceeds raised in such offering to provide working capital for daily operating expenditures.

On February 14, 2020, we closed an underwritten public offering of 12,445,000 shares of Common Stock, 12,445,000 warrants to purchase up to an aggregate of 9,333,750 shares of Common Stock, and 14,827,200 pre-funded warrants, with each such pre-funded warrant exercisable for one share of Common Stock, together with 14,827,200 warrants to purchase 11,120,400 shares of Common Stock. We received gross proceeds of approximately $6 million from such offering, before deducting underwriting discounts and commissions and other estimated offering expenses, and excluding the exercise of any such pre-funded warrants or warrants. We have used the proceeds raised in such offering to provide us with working capital and for general corporate purposes. Notwithstanding the receipt of the proceeds from such raises described above, the reduction of debt using proceeds from the July 2019 Offering, and our cost-reduction initiatives, we may lack adequate financial resources to generate cash from operations, because, among other reasons, our ability to recognize revenue and ultimately cash receipts is contingent upon, but not limited to, acceptable performance of the delivered equipment and services.

If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our Common Stock.

Our Common Stock is currently listed on Nasdaq. In order to maintain such listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements.

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As previously disclosed in our Current Report on Form 8-K, filed with SEC on September 27, 2019, we received written notice from the Staff on September 26, 2019 indicating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price for the Common Stock had closed below $1.00 per share for the previous 30 consecutive business days (the “Minimum Bid Price Requirement”). Further, as previously disclosed in our Current Report on Form 8-K, filed with the SEC on March 31, 2020, we received notice from Nasdaq on March 25, 2020 indicating that, while we had not regained compliance with the Minimum Bid Price Requirement, the Staff had determined that we were eligible for an additional 180-day period, or until September 21, 2020, to regain compliance. To regain compliance, the closing bid of our Common Stock must meet or exceed $1.00 per share for at least ten (10) consecutive business days during the 180-day grace period. As previously disclosed in our Current Report on Form 8-K, filed with SEC on April 23, 2020, we received notice from Nasdaq on April 17, 2020 that the 180-day grace period to regain compliance with the Minimum Bid Price Requirement under applicable Nasdaq rules has been extended due to the global market impact caused by COVID-19. More specifically, Nasdaq has stated that the compliance periods for any company previously notified about non-compliance will be suspended effective April 16, 2020 through June 30, 2020. On July 1, 2020, companies would receive the balance of any pending compliance period exception to come back into compliance with the applicable Minimum Bid Price Requirement. As a result of this extension, we now have until December 7, 2020 to regain compliance with the Minimum Bid Price Requirement.

During the compliance period, our Common Stock will continue to be listed and traded on The Nasdaq Capital Market. If we cannot regain in compliance by December 7, 2020, we may be afforded a second 180 calendar day grace period. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement. In addition, we would be required to notify Nasdaq of our intent to cure the Minimum Bid Price Requirement deficiency by effecting a reverse stock split, if necessary. See “Recent Developments” on page 4 of this prospectus regarding Nasdaq’s written notifications to us.

As previously disclosed in our Current Report on Form 8-K, filed with SEC on March 5, 2020, we received a letter from the Staff on March 4, 2020 notifying us that the Staff has determined that we did not comply with Listing Rule 5635(d) because the February 2020 Offering did not meet the Nasdaq definition of a public offering under Listing Rule IM-5635-3. The Staff’s determination was based on (i) the extent of the offering’s distribution, (ii) the existence of a prior relationship between us and the investors in such offering, and (iii) the significant discount to the minimum price, as defined in Nasdaq rules. On March 18, 2020, we submitted a plan to regain compliance with Nasdaq Listing Rule 5635. On April 30, 2020, we received another letter from the Staff notifying us that the Staff has determined not to delist our Common Stock for such non-compliance and that the Staff has closed this matter by issuing us a letter of reprimand in accordance with Nasdaq Listing Rule 5810(c)(4).

There can be no assurances that we will be able to regain compliance with Nasdaq’s listing standards, or if we do later regain compliance with Nasdaq’s listing standards, that we will be able to continue to comply with the applicable listing standards. In addition, there can be no assurance that, if and when we regain compliance with such listing standards, we may, again, in the future, fall out of compliance with such standards, and there can be no assurance that any proposed offering that we conduct pursuant to any prospectus or prospectus supplement forming a part of this registration statement will comply with Nasdaq’s listing standards. If we are unable to maintain compliance with these Nasdaq requirements, our Common Stock will be delisted from Nasdaq.

We face risks related to health epidemics and other outbreaks, which could significantly disrupt our operations and could have a material adverse impact on us, and the recent coronavirus outbreak could materially and adversely affect our business.

An outbreak of a new respiratory illness caused by COVID-19 has resulted in millions of infections and hundreds of thousands of deaths worldwide, as of the date of filing of this prospectus supplement, and continues to spread across the globe, including the United States, the major market in which we operate. The outbreak of COVID-19 or by other epidemics could materially and adversely affect our business, financial condition and results of operations. If COVID-19 worsens in the United States, or in any other regions in which we have material operations or sales, our business activities originating from affected areas, including sales, manufacturing and supply chain related activities, could be adversely affected. Disruptive activities from COVID-19 could still include the temporary closure of our manufacturing facilities and those used in our supply chain processes, restrictions on the export or shipment of our products, significant cutback of ocean container delivery from Asia, business closures in impacted areas, and restrictions on our employees’ and consultants’ ability to travel and to meet with customers. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the virus and the actions to contain it or treat its impact, among others. COVID-19 could also result in social, economic and labor instability in the countries in which we or our customers and suppliers operate.

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If workers at one or more of our offices or the offices of our suppliers or manufacturers become ill or are quarantined and in either or both events are therefore unable to work, our operations could be subject to disruption. Further, if our manufacturers become unable to obtain necessary raw materials or components, we may incur higher supply costs or our manufacturers may be required to reduce production levels, either of which may negatively affect our financial condition or results of operations. In addition, the capital markets have been disrupted and our efforts to raise necessary capital will likely be adversely impacted by the outbreak of COVID-19. As a result, we cannot forecast with any certainty when the disruptions caused by such outbreak will cease to impact our business and the results of our operations. In reviewing our consolidated financial statements for the year ended December 31, 2019, as well as the notes to such financial statements, including our discussion of our ability to continue as a going concern set forth therein, which financial statements and notes are incorporated by reference to this registration statement of which this prospectus forms a part, and any accompanying supplements, consider the additional uncertainties caused by the outbreak of COVID-19.The extent to which COVID-19 affects our results will depend on future developments that are highly uncertain and cannot be predicted, including actions to contain COVID-19 or address and treat its effects, among others.

At several of our annual stockholder meetings, including our 2019 Annual Meeting of Stockholders, we failed to obtain ratification by our stockholders of certain proposals submitted for approval of our stockholders at prior annual meetings, which could be deemed to be defective corporate acts.

At our 2015 Annual Meeting of Stockholders, our Board submitted to our stockholders, for their approval, (i) a proposal to approve our 2015 Employee Stock Purchase Plan and (ii) a proposal to approve our 2015 Incentive Compensation Plan. At our 2016 Annual Meeting of Stockholders our Board submitted to our stockholders, for their approval, (i) a proposal to approve our 2016 Employee Stock Purchase Plan and (ii) a proposal to approve our 2016 Incentive Compensation Plan. At our 2017 Annual Meeting of Stockholders our Board submitted to our stockholders, for their approval, (i) a proposal to approve an amendment to our 2016 Employee Stock Purchase Plan to increase the number of shares of Common Stock available for sale under such plan; (ii) a proposal to approve an amendment to our 2016 Incentive Compensation Plan to increase the number of shares of Common Stock available for sale under such plan; and (iii) a proposal to approve our 2017 Incentive Compensation Plan.

At each of these annual meetings, our inspector of elections determined that the applicable proposal received the requisite stockholder approval pursuant to our amended and restated by-laws (“Bylaws”) and certified that the proposal passed, which was subsequently disclosed in an applicable Current Report on Form 8-K. Questions have been raised as to whether the votes on such proposals were tabulated in accordance with the provisions of our Bylaws and whether the requisite number of votes were obtained to approve each of these proposals.

Pursuant to the provisions of Section 204 of the General Corporation Law of the State of Delaware (“DGCL”) and in order to continue to remain in compliance with Nasdaq’s Listing Rules, we submitted all of these proposals, again, to our stockholders at our 2019 Annual Meeting of Stockholders for ratification in order to resolve any defects in the corporate acts relating to the approval of these proposals by our stockholders at the prior meetings. We were unable to obtain ratification by our stockholders for any of these proposals submitted to them at the 2019 Annual Meeting of Stockholders. Although we intend to resubmit these proposals again to our stockholders for ratification, there can be no assurance that any of these proposals will be ratified. In the event that we are unable to secure such ratifications secured or are not deemed to be effective, among other consequences, this could result in a determination that none of the shares issued by us under these plans were duly authorized and validly issued, which could create accounting issues, affect our liquidity and capital structure, and expose us to claims from recipients of any stock awards granted pursuant to such plans, any of which could have a material adverse effect on our business and results of operations.

We are planning to hold another meeting in 2020 to obtain approval and ratification for these measures, but there is no assurance that we will be able to do so.

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We may require additional capital in the future to develop new products. If we do not obtain any such additional financing, if required, our business prospects, financial condition and results of operations will be adversely affected.

We may require additional capital in the future to develop new products. We may not be able to secure adequate additional financing when needed on acceptable terms, or at all. To execute our business strategy, we may issue additional equity securities in public or private offerings, potentially at a price lower than the offering price of the securities issuable pursuant to this registration statement or the market price of our Common Stock at the time of such issuance. If we cannot secure sufficient additional funding, we may be forced to forego strategic opportunities or delay, scale back and eliminate future product development.

Defects or errors in our products and services or in products made by our suppliers could harm our brand and relations with our customers and expose us to liability. If we experience product recalls, we may incur significant expenses and experience decreased demand for our products.

Our products are inherently complex and may contain defects and errors that are only detectable when the products are in use. Because our products are used for both personal and business purposes, such defects or errors could have a serious impact on our end customers, which could damage our reputation, harm our customer relationships and expose us to liability. Defects or impurities in our components, materials or software, equipment failures or other difficulties could adversely affect our ability, and that of our customers, to ship products on a timely basis as well as customer or licensee demand for our products. Any such shipment delays or declines in demand could reduce our revenues and harm our ability to achieve or sustain desired levels of profitability. We and our customers may also experience component or software failures or defects that could require significant product recalls, rework and/or repairs that are not covered by warranty reserves.

We may fail to meet publicly announced financial guidance or other expectations about our business, which would cause our Common Stock to decline in value.

From time to time, we provide preliminary financial results or forward-looking financial guidance, to our investors. Such statements are based on our current views, expectations and assumptions and involve known and unknown risks and uncertainties that may cause actual results, performance, achievements or share prices to be materially different from any future results, performance, achievements or share prices expressed or implied by such statements. Such risks and uncertainties include, among others, changes to the assumptions used to forecast or calculate such guidance or expectations, or the occurrence of risks related to our performance and our business, including those discussed in these risk factors, among others. Any failure to meet any financial guidance or expectations regarding our future performance could harm our reputation and cause our stock price to decline.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the listing requirements of Nasdaq, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

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In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restrict transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of Common Stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares of Common Stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

We acknowledge material weaknesses in the controls and procedures of our financial reporting and may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations, including timeliness, or result in material misstatements of our financial statements. If we continue to fail to remediate our material weaknesses or if we fail to implement effective controls and procedures for our financial reporting, our ability to accurately and timely report our financial results could be adversely affected, which likely would adversely affect the value of our Common Stock.

Our management has previously identified material weaknesses in our internal control over financial reporting as a result of not properly performing an effective risk assessment or monitoring of our internal controls over financial reporting. Notwithstanding the completed integration of IMT and Vislink, there remain risks related to the timing and accuracy of the information from various accounting and Material Requirement Planning (“MRP”) systems whereby the Company has experienced delays in receiving information in a timely manner from its subsidiaries. As of December 31, 2019, we concluded that certain of these material weaknesses continued to exist.

We made modest improvements on the integration of information issues in 2019 as we worked to implement a single accounting and MRP system. In October 2019, we successfully tested such system with anticipated full adoption by 2020. We are continuing to further remediate the material weakness identified above as its resources permit.

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A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our internal control systems to prevent error or fraud could materially adversely impact us, could lead to restatements of our financial statements and investors not being able to rely on the completeness and accuracy of the financial information contained in our filings with the SEC, and could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities or stockholder litigation. Any such failure could also cause investors to lose confidence in our reported financial information or our ongoing ability to meet SEC filing deadlines, which likely would adversely affect the value of our Common Stock and severely limit or even eliminate the prospects for our success in obtaining new capital.

Our charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our Common Stock.

Our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”), and our Bylaws contain provisions that could delay or prevent a change in control of our Company. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These provisions include:

●	authorizing the Board to issue, without stockholder approval, preferred stock with rights senior to those of our Common Stock;

●	limiting the persons who may call special meetings of stockholders; and

●	requiring advance notification of stockholder nominations and proposals.

In addition, the provisions of Section 203 of the DGCL govern us. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time without the consent of our Board.

These and other provisions in our Certificate of Incorporation and our Bylaws and under Delaware law could discourage potential takeover attempts, reduce the price that investors might be willing to pay in the future for shares of our Common Stock and result in the market price of our Common Stock being lower than it would be without these provisions.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Common Stock adversely, our share price and trading volume could decline.

The trading market for our shares of Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our Common Stock price or trading volume to decline.

Although certain technical problems experienced by users may not be caused by our products, our business and reputation may be harmed if users perceive our solutions as the cause of a slow or unreliable network connection, or a high-profile network failure.

We expect that our products will be in many different locations and user environments and will be capable of providing transmission of video, mobile broadband connectivity and interference mitigation, among other applications. The ability of our products to operate effectively can be negatively impacted by many different elements unrelated to our products. Although certain technical problems experienced by users may not be caused by our products, users often may perceive the underlying cause to be a result of poor performance of our technology. This perception, even if incorrect, could harm our business and reputation. Similarly, a high-profile network failure may be caused by improper operation of the network or failure of a network component that we did not supply, but other service providers may perceive that our products were implicated, which, even if incorrect, could harm our business, operating results and financial condition.

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Our ability to sell our products will be highly dependent on the quality of our support and services offerings, and our failure to offer high-quality support and services would have a material adverse effect on our sales and results of operations.

Once our products are deployed, our channel partners and end-customers will depend on our support organization to resolve any issues relating to our products. A high level of support will be important for the successful marketing and sale of our products. In many cases, our channel partners will likely provide support directly to our end-customers. We will not have complete control over the level or quality of support provided by our channel partners. These channel partners may also provide support for other third-party products, which may potentially distract resources from support for our products. If we and our channel partners do not effectively assist our end-customers in deploying our products, succeed in helping our end-customers quickly resolve post-deployment issues or provide effective ongoing support, our ability to sell our products to existing end-customers could be adversely affected and our reputation with potential end-customers could be harmed. In some cases, we guarantee a certain level of performance to our channel partners and end-customers, which could prove to be resource-intensive and expensive for us to fulfill if unforeseen technical problems were to arise.

We may fail to recruit and retain qualified personnel.

We expect to rapidly expand our operations and grow our sales, development and administrative operations. This expansion is expected to place a significant strain on our management and will require hiring a significant number of qualified personnel. Accordingly, recruiting and retaining such personnel in the future will be critical to our success. There is intense competition from other companies for qualified personnel in the areas of our activities. If we fail to identify, attract, retain and motivate these highly skilled personnel, we may be unable to continue our marketing and development activities, and this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We rely on key executive officers, and their knowledge of our business and technical expertise would be difficult to replace.

We are highly dependent on our executive officers because of their expertise and experience in the telecommunications industry. We have agreements with our executive officers containing customary non-disclosure, non-compete, confidentiality and assignment of inventions provisions. We do not have “key person” life insurance policies for any of our officers. The loss of the technical knowledge and management and industry expertise of any of our key personnel could result in delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect our operating results.

We purchase some components, subassemblies and products from a limited number of suppliers. The loss of any of these suppliers may substantially disrupt our ability to obtain orders and fulfill sales as we design and qualify new components.

We sometimes rely on third party components and technology to build and operate our products, and, until full integration with IMT and VCS, we may rely on our contract manufacturers to obtain the components, subassemblies and products necessary for the manufacture of our products. Shortages in components that we use in our products are possible, and our ability to predict the availability of such components is limited. While components and supplies are generally available from a variety of sources, we and our contract manufacturers currently depend on a single or limited number of suppliers for several components for our products. If our suppliers of these components or technology were to enter into exclusive relationships with other providers of wireless networking equipment or were to discontinue providing such components and technology to us and we were unable to replace them cost effectively, or at all, our ability to provide our products would be impaired. We and our contract manufacturers generally rely on purchase orders rather than long-term contracts with these suppliers. As a result, even if available, we and our contract manufacturers may not be able to secure sufficient components at reasonable prices or of acceptable quality to build our products in a timely manner. Therefore, we may be unable to meet customer demand for our products, which would have a material adverse effect on our business, operating results and financial condition.

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We do not have long-term contracts with our existing contract manufacturers. The loss of any of our existing contract manufacturers could have a material adverse effect on our business, operating results and financial condition.

We do not have long-term contracts with our existing contract manufacturers. If any of our existing contract manufacturers are unable or unwilling to manufacture our products in the future, the loss of such contract manufacturers could have a material adverse effect on our business, operating results and financial condition.

Our intellectual property protections may be insufficient to properly safeguard our technology.

Our success and ability to compete effectively are, in large part, dependent upon proprietary technology that we have developed internally. Given the rapid pace of innovation and technological change within the wireless and broadband industries, the technological and creative skill of our personnel, consultants and contractors and their ability to develop, enhance and market new products and upgrades to existing products are critical to our continued success. We rely primarily on patent laws to protect our proprietary rights. As of April 30, 2020, in the United States, we have 43 patents granted, no patent applications pending and no provisional applications pending. Internationally, we have 16 patents granted and no patent applications pending. There can be no assurance that patents pending or future patent applications will be issued, or that if issued, we would have the resources to protect any such issued patent from infringement. Further, we cannot patent much of the technology that is important to our business. To date, we have relied on copyright, trademark and trade secret laws, as well as confidentiality procedures, non-compete and/or work for hire invention assignment agreements and licensing arrangements with our employees, consultants, contractors, customers and vendors, to establish and protect our rights to this technology and, to the best extent possible, control the access to and distribution of our technology, software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use this technology without authorization. Policing unauthorized use of this technology is difficult. There can be no assurance that the steps that we take or will take will prevent misappropriation of, or prevent an unauthorized third party from obtaining or using, the technology we rely on. In addition, effective protection may be unavailable or limited in some jurisdictions. Litigation may be necessary in the future to enforce or protect our rights.

We may be subject to claims of intellectual property infringement or invalidity. Expenses incurred with respect to monitoring, protecting, and defending our intellectual property rights could adversely affect our business.

Competitors and others may infringe on our intellectual property rights, or may allege that we have infringed on theirs. Monitoring infringement and misappropriation of intellectual property can be difficult and expensive, and we may not be able to detect infringement or misappropriation of our proprietary rights. We may also incur significant litigation expenses in protecting our intellectual property or defending our use of intellectual property, reducing our ability to fund product initiatives. These expenses could have an adverse effect on our future cash flows and results of operations. If we are found to infringe on the rights of others we could be required to discontinue offering certain products or systems, to pay damages, or purchase a license to use the intellectual property in question from its owner. Litigation can also distract management from the day-to-day operations of the business.

Enforcement of our intellectual property rights abroad, particularly in China, is limited and it is often difficult to protect and enforce such rights.

Patent protection outside the United States is generally not as comprehensive as in the United States and may not protect our intellectual property in some countries where our products are sold or may be sold in the future. Even if patents are granted outside the United States, effective enforcement in those countries may not be available. Many companies have encountered substantial intellectual property infringement in countries where we sell, or intend to sell, products or have our products manufactured.

In particular, the legal regime relating to intellectual property rights in China is limited and it is often difficult to protect and enforce such rights. The regulatory scheme for enforcing China’s intellectual property laws may not be as developed as regulatory schemes in other countries. Any advancement of an intellectual property enforcement claim through China’s regulatory scheme may require an extensive amount of time, allowing intellectual property infringers to continue largely unimpeded, to our commercial detriment in the Chinese and other export markets. In addition, rules of evidence may be unclear, inconsistent or difficult to comply with, making it difficult to prove infringement of our intellectual property rights. As a result, enforcement cases involving technology, such as copyright infringement of software code, or unauthorized manufacture or sale of products containing patented inventions, may be difficult or not possible to sustain.

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These factors may make it increasingly complicated for us to enforce our intellectual property rights against parties misappropriating or copying our technology or products without our authorization, allowing competing enterprises to harm our business in the Chinese or other export markets by affecting the pricing for our products, reducing our own sales and diluting our brand or product quality reputation.

The intellectual property rights of others may prevent us from developing new products or entering new markets.

The telecommunications industry is characterized by the rapid development of new technologies, which requires us to continuously introduce new products and expand into new markets that may be created. Therefore, our success depends in part on our ability to continually adapt our products and systems to incorporate new technologies and to expand into markets that may be created by new technologies. If technologies are protected by the intellectual property rights of others, including our competitors, we may be prevented from introducing new products or expanding into new markets created by these technologies. If the intellectual property rights of others prevent us from taking advantage of innovative technologies, our financial condition, operating results or prospects may be harmed.

Further impairment charges could have a material adverse effect on our financial condition and results of operations.

We are required to test our finite-lived intangible assets for impairment if events occur or circumstances change that would indicate the remaining net book value of the finite-lived intangible assets might not be recoverable. These events or circumstances could include a significant change in the business climate, including a significant sustained decline in an entity’s market value, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of our business, potential government actions and other factors. If the fair value of our finite-lived intangible assets is less than their book value in the future, we could be required to record impairment charges. Although we did not recognize any impairment in 2017 or in 2019, during 2018, we recognized an asset impairment charge of $413,000 of which included $168,000 related to software development costs due to our analysis of the net realizable value of our capitalized software costs. The amount of any further impairment could be significant and could have a material adverse effect on our reported financial results for the period in which the charge is taken.

We rely on the availability of third-party licenses. If these licenses are available to us only on less favorable terms or not at all in the future, our business and operating results would be harmed.

We have incorporated third-party licensed technology into our products. It may be necessary in the future to renew licenses relating to various aspects of these products or to seek additional licenses for existing or new products. There can be no assurance that the necessary licenses will be available on acceptable terms or at all. The inability to obtain certain licenses or other rights, or to obtain those licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could result in delays in product releases until such time, if ever, as equivalent technology could be identified, licensed or developed and integrated into our products and might have a material adverse effect on our business, operating results and financial condition. Moreover, the inclusion in our products of intellectual property licensed from third parties on a nonexclusive basis could limit our ability to protect our proprietary rights in our products.

Our customers could also become the target of litigation relating to the patent and other intellectual property rights of others.

Any litigation relating to the intellectual property rights of others could trigger technical support and indemnification obligations in licenses or customer agreements that we may enter into. These obligations could result in substantial expenses, including the payment by us of costs and damages relating to claims of intellectual property infringement. In addition to the time and expense required for us to provide support or indemnification to our customers, any such litigation could disrupt the businesses of our customers, which in turn could hurt our relationships with such customers and cause the sale of our products to decrease. No assurance can be given that claims for indemnification will not be made, or that if made, such claims would not have a material adverse effect on our business, operating results or financial conditions.

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We expect to base our inventory purchasing decisions on our forecasts of customers’ demand, and if our forecasts are inaccurate, our operating results could be materially harmed.

As our customer base increases, we expect to place orders with our contract manufacturers based on our forecasts of our customers’ demand. Our forecasts will be based on multiple assumptions, each of which may cause our estimates to be inaccurate, affecting our ability to provide products to our customers. When demand for our products increases significantly, we may not be able to meet demand on a timely basis, and we may need to expend a significant amount of time working with our customers to allocate limited supply and maintain positive customer relations, or we may incur additional costs in order to rush the manufacture and delivery of additional products. If we underestimate customers’ demand, we may forego revenue opportunities, lose market share and damage our customer relationships. Conversely, if we overestimate customer demand, we may purchase more inventory than we are able to sell at any given time or at all. In addition, we grant our distributors stock rotation rights, which require us to accept stock back from a distributor’s inventory, including obsolete inventory. As a result of our failure to properly estimate demand for our products, we could have excess or obsolete inventory, resulting in a decline in the value of our inventory, which would increase our costs of revenues and reduce our liquidity. Our failure to accurately manage inventory relative to demand would adversely affect our operating results.

If our technology does not work as well as planned or if we are unsuccessful in developing and selling new products or in penetrating new markets, our business and operating results would suffer.

Our success and ability to compete are dependent on technology which we have developed or may develop in the future. There is a risk that the technology that we have developed or may develop may not work as intended, or that the marketing of the technology may not be as successful as anticipated. Further, the markets in which we and our customers compete or plan to compete are characterized by constantly and rapidly changing technologies and technological obsolescence. Our ability to compete successfully depends on our ability to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis to keep pace with market needs and satisfy the demands of customers. A fundamental shift in technologies in any of our target markets could harm our competitive position within these markets. Our failure to anticipate these shifts, to develop new technologies or to react to changes in existing technologies could materially delay our development of new products, which could result in product obsolescence, decreased revenue and a loss of customer wins to our competitors. The development of new technologies and products generally require substantial investment and can require long development and testing periods before they are commercially viable. We intend to continue to make substantial investments in developing new technologies and products and it is possible that that we may not successfully be able to develop or acquire new products or product enhancements that compete effectively within our target markets or differentiate our products based on functionality, performance or cost and that our new technologies and products will not result in meaningful revenue. Any delays in developing and releasing new or enhanced products could cause us to lose revenue opportunities and customers. Any technical flaws in product releases could diminish the innovative impact of our products and have a negative effect on customer adoption and our reputation. If we fail to introduce new products that meet the demands of our customers or target markets or do not achieve market acceptance, or if we fail to penetrate new markets, our revenue will not increase over time and our operating results and competitive position would suffer.

Computer malware, viruses, hacking and phishing attacks could harm our business and results of operations.

Computer malware, viruses, and computer hacking and phishing attacks have become more prevalent in our industry and may occur on our systems in the future. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security, and availability of our products and technical infrastructure to the satisfaction of our users may harm our reputation and our ability to attract and retain customers.

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If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations.

Our ability to grow successfully requires an effective planning and management process. The expansion and growth of our business could place a significant strain on our management systems, infrastructure and other resources. To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner. Our controls, systems, procedures and resources may not be adequate to support a changing and growing company. If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

If our estimates relating to our critical accounting policies are based on assumptions or judgments that change or prove to be incorrect, our operating results could fall below expectations of securities analysts and investors, resulting in a decline in our stock price.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires our management to make estimates, assumptions and judgments that affect the amounts reported in the financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of financial analysts and investors, resulting in a decline in our stock price. Management makes estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates and assumptions include reserves and write-downs related to receivables and inventories, the recoverability of long-lived assets, the valuation allowance relating to the Company’s deferred tax assets, valuation of equity and derivative instruments, and debt discounts and the valuation of the assets and liabilities acquired by us.

Our exposure to the credit risks of our customers may make it difficult to collect accounts receivable and could adversely affect our operating results and financial condition.

In the course of our sales to customers, we may encounter difficulty collecting accounts receivable and could be exposed to risks associated with uncollectible accounts receivable. Economic conditions may impact some of our customers’ ability to pay their accounts payable. While we will attempt to monitor these situations carefully and attempt to take appropriate measures to collect accounts receivable balances, we have written down accounts receivable and written off doubtful accounts in prior periods and may be unable to avoid accounts receivable write-downs or write-offs of doubtful accounts in the future. Such write-downs or write-offs could negatively affect our operating results for the period in which they occur.

Demand for our defense-related products and products for emergency response services depends on government spending.

The U.S. military market is largely dependent upon government budgets, particularly the defense budget. The funding of government programs is subject to Congressional appropriation. Although multi-year contracts may be authorized in connection with major procurements, Congress generally appropriates funds on a fiscal year basis even though a program may be expected to continue for several years. Consequently, programs are often only partially funded and additional funds are committed only as Congress makes further appropriations. No assurance can be given that an increase in defense spending will be allocated to programs that would benefit our business. A decrease in levels of defense spending or the government’s termination of, or failure to fully fund, one or more of the contracts for which our products may be utilized could have a material adverse effect on our financial position and results of operations.

In addition, the sale of our products to local municipalities for emergency response services depends on government spending allocated to such areas. There can be no assurance that government spending will be allocated to emergency response services at a level that would benefit our business. A decrease in levels of government spending for emergency response services, or the government’s termination of, or failure to fully fund, one or more of the contracts for which our products may be utilized with respect to emergency response services, could have a material adverse effect on our financial position and results of operations.

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Our failure to obtain and maintain required certifications could impair our ability to bid on defense contracts.

In order for us to participate in certain government programs we could be required to obtain and maintain quality certification and certain standards for Department of Defense wireless security such as certification by the Joint Interoperability and Test Command and to meet production standards in order to be eligible to bid on government contracts. If we fail to maintain these certifications or any additional certification which may be required, we will be ineligible to bid for contracts which may impair our financial operations and consequently, our ability to continue in business.

Regulation of the telecommunications industry could harm our operating results and future prospects.

The traditional telecommunications industry is highly regulated, and our business and financial condition could be adversely affected by changes in regulations relating to the Internet telecommunications industry. Currently, there are few laws or regulations that apply directly to access to or commerce on intellectual property networks, but future regulations could include sales taxes and tariffs in previously unregulated areas and provider access charges. We could be adversely affected by regulation of intellectual property networks and commerce in any country where we market equipment and services to service or content providers. Regulations governing the range of services and business models that can be offered by service providers or content providers could adversely affect those customers’ needs for products designed to enable a wide range of such services or business models. For instance, the U.S. Federal Communications Commission (“FCC”) has issued regulations governing aspects of fixed broadband networks and wireless networks. These regulations might impact service provider and content provider business models and as such, providers’ needs for Internet telecommunications equipment and services. In addition, many jurisdictions are evaluating or implementing regulations relating to cyber security, privacy and data protection, which could affect the market and requirements for networking and security equipment.

In addition, environmental regulations relevant to electronic equipment manufacturing or operations may impact our business and financial condition adversely. For instance, the European Union has adopted regulations on Electronic waste, e-waste, e-scrap, or waste electrical and electronic equipment, Restriction of the Use of Certain Hazardous Substances and Registration, Evaluation, Authorization and Restriction of Chemicals. Furthermore, some governments have regulations prohibiting government entities from purchasing security products that do not meet specified indigenous certification criteria even though those criteria may be in conflict with accepted international standards. Similar regulations are in effect or under consideration in several jurisdictions where we do business.

The adoption and implementation of such regulations could decrease demand for our products, increase the cost of building and selling our products and impact our ability to ship products into affected areas and recognize revenue in a timely manner. Any of these impacts could have a material adverse effect on our business, financial condition, and results of operations.

Risks Relating to Our Industry

Our industry is subject to rapid technological change, and we must make substantial investments in new products, services and technologies to compete successfully.

New technological innovations generally require a substantial investment before they are commercially viable. We intend to continue to make substantial investments in developing new products and technologies, and it is possible that our development efforts will not be successful and that our new technologies will not result in meaningful revenues. Our future success will depend on our ability to continue to develop and introduce new products, technologies and enhancements on a timely basis. Our future success will also depend on our ability to keep pace with technological developments, protect our intellectual property, satisfy customer requirements, meet customer expectations, price our products and services competitively and achieve market acceptance. The introduction of products embodying new technologies and the emergence of new industry standards could render our existing products and technologies, and products and technologies currently under development, obsolete and unmarketable. If we fail to anticipate or respond adequately to technological developments or customer requirements, or experience any significant delays in development, introduction or shipment of our products and technologies in commercial quantities, demand for our products and our customers’ and licensees’ products that use our technologies could decrease, and our competitive position could be damaged.

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We may be subject to infringement claims in the future.

We may be unaware of filed patent applications and issued patents that could include claims covering our products. Parties making claims of infringement may be able to obtain injunctive or other equitable relief that could effectively block our ability to sell or supply our products or license our technology and could cause us to pay substantial royalties, licensing fees or damages. The defense of any lawsuit could divert management’s efforts and attention from ordinary business operations and result in time-consuming and expensive litigation, regardless of the merits of such claims. These outcomes may (i) require us to stop selling products or using technology that contains the allegedly infringing intellectual property; (ii) require us to redesign those products that contain the allegedly infringing intellectual property; (iii) require us to pay substantial damages to the party whose intellectual property rights we may be found to be infringing; (iv) result in the loss of existing customers or prohibit the acquisition of new customers; (v) cause us to attempt to obtain a license to the relevant intellectual property from third parties, which may not be available on reasonable terms or at all; (vi) materially and adversely affect our brand in the market place and cause a substantial loss of goodwill; (vii) cause our stock price to decline significantly; (viii) materially and adversely affect our liquidity, including our ability to pay debts and other obligations as they become due; or (ix) lead to our bankruptcy or liquidation.

Our industry is highly competitive and we may not be able to compete effectively.

The communications industry is highly competitive, rapidly evolving, and subject to constant technological change. We expect that new competitors are likely to join existing competitors. Many of our competitors may be larger and have greater financial, technical, operational, marketing and other resources and experience than we do. In the event that a competitor expends significant resources, we may not be able to successfully compete. In addition, the pace of technological change makes it impossible for us to predict whether we will face new competitors using different technologies to provide products. If our competitors were to provide better and more cost-effective products than our products we may not be able to capture any significant market share.

Regulation of Voice over Internet Protocol (“VoIP”) services is developing and therefore uncertain and future legislative, regulatory or judicial actions could adversely affect our business.

VoIP services have developed in an environment largely free from government regulation. However, the United States and other countries have begun to assert regulatory authority over VoIP and are continuing to evaluate how VoIP will be regulated in the future. Both the application of existing rules to us and our prospective customers and the effects of future regulatory developments are uncertain. Future legislative, judicial or other regulatory actions could have a negative effect on our business. In addition, future regulatory developments could increase our cost of doing business and limit its growth.

New regulations or standards or changes in existing regulations or standards in the United States or internationally related to our products may result in unanticipated costs or liabilities, which could have a material adverse effect on our business, results of operations and future sales, and could place additional burdens on the operations of our business.

Our products may be subject to governmental regulations in a variety of jurisdictions. In order to achieve and maintain market acceptance, our technology and products will have to comply with these regulations as well as a significant number of industry standards. In the United States, our technology and products will have to comply with various regulations defined by the FCC and others. We may also have to comply with similar international regulations. For example, our wireless communication products operate through the transmission of radio signals, and radio emissions are subject to regulation in the United States and in other countries in which we intend to do business. In the United States, various federal agencies including the Center for Devices and Radiological Health of the Food and Drug Administration, the FCC, the Occupational Safety and Health Administration and various state agencies have promulgated regulations that concern the use of radio/electromagnetic emissions standards. Member countries of the European Union have enacted similar standards concerning electrical safety and electromagnetic compatibility and emissions, and chemical substances and use standards.

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As these regulations and standards evolve, and if new regulations or standards are implemented, we may be required to modify our technology or products or develop and support new versions of our technology or products, and our compliance with these regulations and standards may become more burdensome. The failure of technology or our products to comply, or delays in compliance, with the various existing and evolving industry regulations and standards could prevent or delay introduction of our technology or products, which could harm our business. End-customer uncertainty regarding future policies may also affect demand for communications products, including our products. Moreover, channel partners or end-customers may require us, or we may otherwise deem it necessary or advisable, to alter our technology or products to address actual or anticipated changes in the regulatory environment. Our inability to alter our technology or products to address these requirements and any regulatory changes may have a material adverse effect on our business, operating results and financial condition.

Compliance with environmental, health and safety laws and regulations, including new regulations requiring higher standards, may increase our costs, limit our ability to utilize supply chains, and force design changes to our products.

Our operations are subject to a variety of environmental, health and safety laws and regulations and equivalent local, state, and regulatory agencies in each of the jurisdictions in which we currently operate or may operate in the future. The manufacturing of our products uses substances regulated under various federal, state, local laws and regulations governing the environment and worker health and safety. If we, including any contract manufacturers that we may employ, do not comply with these laws including any new regulations, such non-compliance could reduce the net realizable value of our products, which would result in an immediate charge to our income statements. Our non-compliance with such laws could also negatively impact our operations and financial position as a result of fines, penalties that may be imposed on us, and increase the cost of mandated remediation or delays to any contract manufacturers we may utilize, thus we may suffer a loss of revenues, be unable to sell our products in certain markets and/or countries, be subject to penalties and enforced fees and/or suffer a competitive disadvantage. Costs to comply with current laws and regulations and/or similar future laws and regulations, if applicable, could include costs associated with modifying our products, recycling and other waste processing costs, legal and regulatory costs and insurance costs. We cannot assure you that the costs to comply with these new laws or with current and future environmental and worker health and safety laws will not have a material adverse effect on our business, operating results and financial condition.

Governmental regulations affecting the import or export of products or affecting products containing encryption capabilities could negatively affect our revenues.

The United States and various foreign governments have imposed controls, export license requirements, and restrictions on the import or export of some technologies, especially encryption technology. In addition, from time to time, governmental agencies have proposed additional regulation of encryption technology, such as requiring certification, notifications, review of source code, or the escrow and governmental recovery of private encryption keys. For example, Russia and China recently have implemented new requirements relating to products containing encryption and India has imposed special warranty and other obligations associated with technology deemed critical. Governmental regulation of encryption or IP networking technology and regulation of imports or exports, or our failure to obtain required import or export approval for our products, could harm our international and domestic sales prospects and adversely affect our revenue expectation. In addition, failure to comply with such regulations could result in penalties, costs, and restrictions on import or export privileges or adversely affect sales to government agencies or government funded projects.

If wireless devices pose safety risks, we may be subject to new regulations, and demand for our products and those of our licensees and customers may decrease.

Concerns over the effects of radio frequency emissions, even if unfounded, may have the effect of discouraging the use of wireless devices, which may decrease demand for our products and those of our licensees and customers. In recent years, the FCC and foreign regulatory agencies have updated the guidelines and methods they use for evaluating radio frequency emissions from radio equipment, including wireless phones and other wireless devices. In addition, interest groups have requested that the FCC investigate claims that wireless communication technologies pose health concerns and cause interference with airbags, hearing aids and medical devices. Concerns have also been expressed over the possibility of safety risks due to a lack of attention associated with the use of wireless devices while driving. Any legislation that may be adopted in response to these expressions of concern could reduce demand for our products and those of our licensees and customers in the United States as well as foreign countries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, and the documents that we reference herein and therein and have filed as exhibits to the registration statement, include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “poise,” “project,” “potential,” “suggest,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference into this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The section in this prospectus entitled “Risk Factors” and the sections in our periodic reports, including the sections entitled “Business” in our recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our recent Annual Report on Form 10-K and subsequent quarterly reports filed with the SEC, as well as other sections in this prospectus and the documents or reports incorporated by reference into this prospectus, and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	our projected financial position;

●	our estimates regarding expenses, future revenues and capital requirements;

●	our mitigation of any uncertainty regarding our ability to continue as a going concern;

●	our need to raise substantial additional capital to fund our operations;

●	our ability to continue to comply with the continued listing requirements of Nasdaq;

●	our ability to obtain the necessary regulatory approvals to market and commercialize our products;

●	the results of market research conducted by us or others;

●	our ability to obtain and maintain intellectual property protection for our current products;

●	our ability to protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;

●	the possibility that a third party may claim we have infringed, misappropriated or otherwise violated their intellectual property rights and that we may incur substantial costs and be required to devote substantial time defending against these claims;

●	our reliance on third-party suppliers and manufacturers;

●	the success of competitors and products that are or become available;

●	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel;

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●	the potential for us to incur substantial costs resulting from product liability lawsuits against us and the potential for these product liability lawsuits to cause us to limit our commercialization of our products;

●	market acceptance of our products, the size and growth of the potential markets for our current products and any future products that we may seek to develop, and our ability to serve those markets;

●	the successful development of our commercialization capabilities, including sales and marketing capabilities; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the recent outbreak of the coronavirus disease 2019 (COVID-19), and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this document, particularly in the section entitled “Risk Factors” beginning on page 7 of this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein, and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements contained in this prospectus, and in any such supplements and documents are made as of the date of this prospectus, supplement and documents, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for working capital and general corporate purposes.

The intended application of the proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

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THE SECURITIES THAT WE MAY OFFER

The descriptions of our securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of such securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of such securities may differ from the terms that we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to such securities, and the securities exchange, if any, on which such securities will be listed.

We may sell from time to time, in one or more offerings, either individually or in any combination:

●	shares of our Common Stock;

●	shares of our Preferred Stock;

●	warrants to purchase any of the securities listed above; and/or

●	units consisting of any of the securities listed above.

The terms of any securities that we offer will be determined at the time of sale. We may issue securities that are exchangeable for or convertible into Common Stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

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DESCRIPTION OF COMMON STOCK

The following description of our Common Stock and certain provisions of our Certificate of Incorporation and our Bylaws are summaries and are qualified by reference to our Certificate of Incorporation and Bylaws. Such summaries do not purport to be complete and are qualified in their entirety by reference to the DGCL, as well as copies of our Certificate of Incorporation and Bylaws, which have been filed as exhibits to prior reports filed by us with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

We are authorized to issue up to 100,000,000 shares of Common Stock. As of April 30, 2020, there were 88,239,062 shares of our Common Stock issued and outstanding. The outstanding shares of our Common Stock are validly issued, fully paid and nonassessable.

On May 13, 2019, a 1-for-10 reverse stock split of our outstanding Common Stock became effective for the trading of our Common Stock. All share and price information in this prospectus has been adjusted to reflect such 1-for-10 reverse stock split.

Voting Rights

Each stockholder has one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. A stockholder may vote in person or by proxy. Elections of directors are determined by a plurality of the votes cast and all other matters are decided by a majority of the votes cast by those holders of shares of stock outstanding and who are entitled to vote. Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of Common Stock will be able to elect all of our directors. Our Certificate of Incorporation and Bylaws provide that stockholder actions may be effected at a duly called meeting of stockholders or pursuant to written consent of the majority of stockholders. A special meeting of stockholders may be called by the majority of our board of directors or by a committee determined by our board of directors with power to call such meetings.

Dividend Rights

The holders of outstanding shares of Common Stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine, provided that required dividends, if any, on Preferred Stock have been paid or provided for. However, to date we have not paid or declared cash distributions or dividends on our Common Stock and do not currently intend to pay cash dividends on our Common Stock in the foreseeable future. We intend to retain all earnings, if and when generated, to finance our operations. The declaration of cash dividends in the future will be determined by the board of directors based upon our earnings, financial condition, capital requirements and other relevant factors.

No Preemptive or Similar Rights

Holders of our Common Stock do not have preemptive rights, and our Common Stock is not convertible or redeemable.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders and remaining after payment to holders of Preferred Stock of the amounts, if any, to which they are entitled, are distributable ratably among the holders of our Common Stock subject to any senior class of securities.

Transfer Agent and Registrar

Our transfer agent and registrar for our Common Stock in the United States is Continental Stock Transfer & Trust Company. Our Common Stock is listed on The Nasdaq Capital Market under the symbol “VISL”.

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DESCRIPTION OF PREFERRED STOCK

The following description of our Preferred Stock and certain provisions of our Certificate of Incorporation and Bylaws are summaries and are qualified by reference to our Certificate of Incorporation and Bylaws. Such summaries do not purport to be complete and are qualified in their entirety by reference to the DGCL, as well as copies of our Certificate of Incorporation and Bylaws, which have been filed as exhibits to prior reports filed by us with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of “blank check” Preferred Stock. Shares of our Preferred Stock may be issued in series, and each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the certificate of designations relating to such series, as approved by our board of directors and filed with the Secretary of State of the State of Delaware. Our board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock, the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

Of such 10,000,000 shares of “blank check” Preferred Stock that we are authorized to issue, 5,000,000 of such shares were designated as our Series D Convertible Preferred Stock, par value $0.00001 per share (the “Series D Preferred Stock”) and 5,000 shares were designated as our Series E Convertible Preferred Stock, par value $0.00001 per share (the “Series E Preferred Stock”). On February 5, 2016, we terminated our Series A Convertible Preferred Stock, par value $0.00001 per share, and our Series C Convertible Preferred Stock, par value $0.00001 per share. On December 6, 2016, we terminated our Series B Convertible Preferred Stock, par value $0.00001 per share. As of April 30, 2020, we have no shares of Series D Preferred Stock outstanding and no shares of Series E Preferred Stock outstanding.

Terms of the Preferred Stock That We May Offer and Sell to You

We summarize below some of the provisions that will apply to the Preferred Stock that we may offer to you unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below. Prior to the issuance of any new series of Preferred Stock, we will further amend our Certificate of Incorporation by way of a certificate of designations designating such series and setting forth its terms. We will file the certificate of designations that contains the terms of each new series of Preferred Stock with the Secretary of State of the State of Delaware, and we will file a copy of the certificate of designation with the SEC, each time we designate a new series of Preferred Stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to our Certificate of Incorporation, including the applicable certificate of designation relating to such series of Preferred Stock and all other then-effective certificates of designations, before deciding to buy shares of any series of our Preferred Stock as described in the applicable prospectus supplement.

Our board of directors has the authority, without further action by the stockholders, to issue Preferred Stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of Preferred Stock.

The issuance of any Preferred Stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. The ability of our board of directors to issue Preferred Stock could discourage, delay or prevent a takeover or other corporate action.

The terms of any particular series of Preferred Stock will be described in the prospectus supplement relating to that particular series of Preferred Stock, including, where applicable:

●	the designation, stated value and liquidation preference of such Preferred Stock;

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●	the number of shares within such series;

●	the offering price;

●

the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue,

and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

●	any redemption or sinking fund provisions;

●	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

●	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our capital stock of any other class or classes, or other series of the same class;

●	the voting rights, if any, of shares of such series; the status as to reissuance or sale of shares of such series redeemed, purchased, or otherwise reacquired, or surrendered to us on conversion or exchange;

●	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

●	the conditions and restrictions, if any, on the creation of indebtedness by us or by any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

●	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such Preferred Stock.

The description of the terms of a particular series of Preferred Stock in the applicable prospectus supplement will not be complete. You should refer to our Certificate of Incorporation, including the applicable certificate of designations relating to such series of Preferred Stock, and all other then-effective certificates of designations, for complete information regarding a series of our Preferred Stock.

The Preferred Stock will, when issued against payment of the consideration payable therefor, be fully paid and nonassessable.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information that we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of Common Stock and/or Preferred Stock in one or more series. We may issue warrants independently or together with Common Stock and/or Preferred Stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $100,000,000. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase Common Stock or Preferred Stock, the number of shares of Common Stock or Preferred Stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercising the warrants;

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●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase Common Stock or Preferred Stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

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DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

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PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds that we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

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We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options) in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

All securities we may offer, other than Common Stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our Common Stock which is listed on The Nasdaq Capital Market. We have no current plans for listing of the Preferred Stock, warrants, units or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular Preferred Stock, warrants, units or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

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LEGAL MATTERS

The validity of the issuance of the shares of Common Stock and shares of preferred stock offered hereby will be passed upon for us by Sullivan &Worcester LLP, New York, New York.

EXPERTS

Our audited consolidated financial statements as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 are incorporated by reference in this prospectus and any prospectus supplement, which form a part of the registration statement, have been audited by Marcum LLP, independent registered public accountants, to the extent and for the periods set forth in their report incorporated by reference herein, and in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at no cost from the SEC’s website at http://www.sec.gov.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 1, 2020;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 30, 2020, as supplemented by Definitive Additional Materials, filed with the SEC on April 17, 2020 and April 21, 2020;

●	Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on January 17, 2020, January 24, 2020, January 28, 2020, February 12, 2020, February 14, 2020, February 19, 2020, February 27, 2020, February 28, 2020, March 5, 2020, March 31, 2020, April 23, 2020 and May 1, 2020 (other than any portions thereof deemed furnished and not filed); and

●	The description of our Common Stock contained in our Form 8-A, filed with the SEC on June 26, 2013.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at:

Vislink Technologies, Inc.

101 Bilby Rd., Suite 15, Bldg. 2

Hackettstown, NJ 07840 (941) 953-9035

Copies of these filings are also available through the “Investor” section of our website at www.vislinktechnologies.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

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$50,000,000 Shares of Common Stock and

Warrants to Purchase Shares of Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.

Sole Placement Agent

February 4, 2021